                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        American Energy Production, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                              74-2945581
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                    P.O. Box 1406, Mineral Wells, Texas 76068
    (Address and telephone number of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form SB-2, 333-52812

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.0001 Par Value Per Share

Item 1.           Description of Registrant's Securities to be Registered

The description of the common stock of Registrant set forth under the caption
"Description of Securities" in Registrant's Registration Statement on Form SB-2
(File No. 333-52812) as originally filed with the Securities and Exchange
Commission on December 27, 2000 and/or as subsequently amended (the
"Registration Statement"), and in the prospectus included in the Registration
Statement, is hereby incorporated by reference in response to this item.

Item 2.           Exhibits

The following exhibits are filed herewith or incorporated herein by reference to the corresponding exhibit number in the Registrant's Registration Statement on
Form SB-2 (File No. 333-52812) as originally filed with the Securities and
Exchange Commission on December 27, 2000 and/or as subsequently amended. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32.

Exhibit Page
No.               No.               Description

3(i)              *                 Articles of Incorporation of American Energy
                                    Production, Inc., a Delaware corporation,
                                    filed with the State of Delaware on January
                                    31, 2000.
3(ii)             *                 By-laws of the Company.
3(iii)            ****              Consent of Sole Director to change of name
                                    to American Energy Production, Inc. dated
                                    July 16, 2002.
5                 ***               Legal Opinion Letter dated February 16, 2001
                                    of Hamilton, Leher & Dargon, P.A..
8                 ***               Consent of Certified Public Accountant,
                                    Salberg & Company, dated March 7, 2001
10(i)             *                 Database Licensing Agreement between
                                    COMMUNICATE NOW.COM, INC. (now known as
                                    American Energy
                                    Production, Inc.) and Acxiom Corp.
10(ii)            *                 Database Licensing Agreement between
                                    COMMUNICATE NOW.COM, INC. and JCL Assoc.
10(iii)           *                 Networking Agreement between Communicate
                                    Now.com, Inc. and Interliant, Inc.
10(iv)            *                 Website Mapping Licensing Agreement between
                                    Communicate Now.Com, Inc. and ERSI
10(v)             *                 Billing Agreement between Communicate
                                    Now.Com, Inc. and ExpressBill, Inc.
10(vi)            *                 Leasing Agreement between Communicate
                                    Now.Com, Inc. and 3513 L.C.
10(vii)           **                Consulting Agreement between Communicate
                                    Now.Com, Inc. and Chance Research Corporation
10(viii)          **                Consulting Agreement between Communicate
                                    Now.Com, Inc. and Johnny Carruth
10(ix)            **                Consulting Agreement between Communicate
                                    Now.Com, Inc. and Richard Michaels
10(x)             **                Consulting Agreement between Communicate
                                    Now.Com, Inc. and Bill Best

                                       1

10(xi)            **                Consulting Agreement between Communicate
                                    Now.Com, Inc. and Charles Cleveland
10(xii)           **                Consulting Agreement between Communicate
                                    Now.Com, Inc. and Charles Bitters
10(xiii)          **                Employment Agreement between Dennis J. Bash
                                    and Communicate Now.Com, Inc.
10(xiv)           **                Employment Agreement between David Hancock
                                    and Communicate Now.Com, Inc.
10(xv)            **                Employment Agreement between Bernadette Pate
                                    and Communicate Now.Com, Inc.
10(xvi)           **                Employment Agreement between Sheila
                                    Llewellyn and Communicate Now.Com, Inc.
10(xvii)          **                The Lamar Companies Bulletin Contract with
                                    Mel Ransom
10(xviii)         **                The Lamar Companies Poster or Poster Paper
                                    Contract with Mel Ransom.
10(xix)           ***               The Lamar Companies Poster or Poster Paper
                                    Contract with Mel Ransom
10(xx)            ***               Director letter for Bill Elliot
10(xxi)           ***               Director letter for Jackie Winkler
10(xxii)          ***               Director letter for Randal Leblanc

                           *        Exhibits incorporated by reference to
                                    American Energy's Form SB-2 filed with the
                                    Securities and Exchange Commission on
                                    December 27, 2000
                           **       Exhibits incorporated by reference to
                                    American Energy's Form SB-2/A filed with the
                                    Securities and Exchange Commission on
                                    February 21, 2001.
                           ***      Exhibits incorporated by reference to
                                    American Energy's Form SB-2/A-2 filed with
                                    the Securities and Exchange Commission on
                                    March 9, 2001.
                           ****     Incorporated by reference from American
                                    Energy's Form 8-K filed on July 17, 2002

                                       2

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN ENERGY PRODUCTION, INC.

By: /s/ Charles Bitters                             October 21, 2003
        Charles Bitters, President